EXHIBIT 99

MBT Financial Corp. Announces Preliminary

Fourth Quarter and Full Year 2015 Profit

MONROE, Mich., January 25, 2016 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a preliminary net profit of $4,014,000 ($0.18 per share, basic and diluted), in the fourth quarter of 2015, compared to a profit of $2,149,000 ($0.09 per share, basic and diluted), in the fourth quarter of 2014. The net profit for the year ended December 31, 2015 was $12,082,000 ($0.53 per share, basic and diluted), compared to $7,315,000 ($0.33 per share, basic and diluted) in the year ended December 31, 2014.

Earnings for the Company improved this quarter largely due to the negative provision for loan losses expense of $2.0 million. Net interest income and non-interest expenses also improved compared to the fourth quarter of 2014. The net interest margin decreased from 3.14% in the fourth quarter of 2014 to 3.11% in the fourth quarter of 2015, but the average amount of interest earning assets increased $79.9 million. As a result, net interest income improved by 6.0% in the fourth quarter of 2015 compared to the fourth quarter of 2014.

The provision for loan losses decreased $2 million compared to the fourth quarter of 2014 as no provision was recorded in the fourth quarter of 2014 and a negative expense of $2 million was recorded this quarter. Classified assets decreased 16.8% during the fourth quarter and the analysis of the risk in the loan portfolio indicated that the Allowance for Loan Losses should be reduced by $2.1 million, or 16.1% during the quarter. Total Loans decreased $6.6 million during the fourth quarter, but increased $7.9 million during the year. The continued improvement in asset quality enabled the Company to reduce the Allowance for Loan and Lease Losses from 2.16% of loans at the end of 2014 to 1.76% as of the end of 2015.

Non-interest income decreased $61,000, or 1.5% in the fourth quarter of 2015 compared to the fourth quarter of 2014. Deposit account fees and debit card income increased while wealth management income and rental income from Other Real Estate Owned decreased.

Total non-interest expenses decreased $330,000, or 3.4% in the fourth quarter of 2015 compared to the fourth quarter of 2014. Salaries and benefits decreased $298,000 or 4.9% due to an efficiency initiative that reduced our staffing in the fourth quarter of 2015. Expenses related to Other Real Estate Owned decreased $152,000 due to the decrease in the number of properties owned and FDIC deposit insurance expense decreased $239,000 as the assessment rate decreased when the FDIC and the State of Michigan terminated the Bank’s informal regulatory agreement in 2015.

Total assets of the company increased $63.7 million, or 5.0% compared to December 31, 2014. Total loans increased $7.9 million since the end of 2014. Capital increased $12.8 million during the year primarily due to the profit of $12.1 million. The ratio of equity to assets increased from 10.52% at the end of 2014 to 10.98% at December 31, 2015. The Bank’s Tier 1 Leverage ratio increased from 9.55% as of December 31, 2014 to 10.90% as of December 31, 2015.

H. Douglas Chaffin, President and CEO, commented, “We are pleased with our results for 2015. We focused on improving asset quality for the last several years, and the results of those efforts are now being fully reflected in our earnings. While we remain concerned about the effect of global and national issues on our local economy, we plan to continue our efforts to improve profitability by growing our loan portfolio and improving our operational efficiency. At the beginning of the fourth quarter we began an efficiency initiative that will provide meaningful expense reductions beginning in the first quarter of 2016 while maintaining a high level of customer service and satisfaction. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the 2015 results on Tuesday, January 26, 2016, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10078236. The replay will be available until February 26, 2016 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With over $1.3 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT employee volunteers contribute approximately 9,000 hours of community service annually. MBT’s Commercial Lending Group is a top SBA lending partner. MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan.  The Michigan Bankers Association ranks MBT fourth among all Michigan banks for total trust assets. With offices and ATMs in Monroe, Lenawee, and Wayne Counties, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering World Class Banking with a Local Address. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2015	2015	2015	2015	2014
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2015	2014

EARNINGS
Net interest income	$9,328	$9,224	$9,081	$9,342	$8,802	$36,975	$34,701
FTE Net interest income	$9,469	$9,358	$9,213	$9,474	$8,934	$37,514	$35,256
Provision for loan and lease losses	$(2,000)	$(200)	$-	$(800)	$-	$(3,000)	$(500)
Non interest income	$3,919	$3,978	$3,805	$3,625	$3,980	$15,327	$13,353
Non interest expense	$9,485	$9,166	$9,730	$9,819	$9,815	$38,200	$38,667
Net income	$4,014	$3,006	$2,285	$2,777	$2,149	$12,082	$7,315
Basic earnings per share	$0.18	$0.13	$0.10	$0.12	$0.09	$0.53	$0.33
Diluted earnings per share	$0.18	$0.13	$0.10	$0.12	$0.09	$0.53	$0.33
Average shares outstanding	22,764,801	22,748,974	22,733,739	22,721,845	22,697,204	22,742,476	22,109,911
Average diluted shares outstanding	22,967,108	22,949,063	22,931,544	22,906,334	22,956,549	22,916,754	22,379,337

PERFORMANCE RATIOS
Return on average assets	1.22%	0.93%	0.72%	0.89%	0.70%	0.94%	0.61%
Return on average common equity	10.79%	8.48%	6.48%	8.28%	6.45%	8.54%	5.87%

Base Margin	3.04%	3.05%	3.04%	3.10%	3.07%	3.06%	3.08%
FTE Adjustment	0.05%	0.04%	0.04%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.02%	0.02%	0.04%	0.12%	0.02%	0.05%	0.02%
FTE Net Interest Margin	3.11%	3.11%	3.12%	3.27%	3.14%	3.16%	3.15%

Efficiency ratio	72.10%	67.83%	73.18%	73.66%	75.19%	71.68%	74.69%
Full-time equivalent employees	297	337	350	355	366	335	368

CAPITAL
Average equity to average assets	11.34%	10.96%	11.09%	10.70%	10.78%	11.03%	10.32%
Book value per share	$6.46	$6.42	$6.11	$6.17	$5.92	$6.46	$5.92
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$1,191	$192	$407	$322	$455	$2,112	$6,114
Loan Recoveries	$1,091	$309	$295	$1,105	$533	$2,800	$3,643
Net Charge-Offs	$100	$(117)	$112	$(783)	$(78)	$(688)	$2,471

Allowance for loan and lease losses	$10,896	$12,996	$13,079	$13,191	$13,208	$10,896	$13,208

Nonaccrual Loans	$8,633	$10,623	$11,135	$12,329	$13,040	$8,633	$13,040
Loans 90 days past due	$4	$6	$-	$3	$10	$4	$10
Restructured loans	$18,910	$20,972	$22,812	$22,788	$22,896	$18,910	$22,896
Total non performing loans	$27,547	$31,601	$33,947	$35,120	$35,946	$27,547	$35,946
Other real estate owned & other assets	$2,383	$2,154	$4,237	$4,893	$5,633	$2,383	$5,633
Nonaccrual Investment Securities	$-	$-	$-	$-	$-	$-	$-
Total non performing assets	$29,930	$33,755	$38,184	$40,013	$41,579	$29,930	$41,579

Classified Loans	$28,490	$34,948	$41,952	$46,668	$48,978	$28,490	$48,978
Other real estate owned & other assets	$2,383	$2,154	$4,237	$4,893	$5,633	$2,383	$5,633
Total classified assets	$30,873	$37,102	$46,189	$51,561	$54,611	$30,873	$54,611

Net loan charge-offs to average loans	0.06%	-0.07%	0.07%	-0.52%	-0.05%	-0.11%	0.41%
Allowance for loan losses to total loans	1.76%	2.08%	2.09%	2.13%	2.16%	1.76%	2.16%
Non performing loans to gross loans	4.45%	5.05%	5.43%	5.67%	5.88%	4.45%	5.88%
Non performing assets to total assets	2.23%	2.56%	2.96%	3.06%	3.25%	2.23%	3.25%
Classified assets to total capital	20.06%	24.55%	31.36%	35.70%	41.64%	20.06%	41.64%
Allowance to non performing loans	39.55%	41.13%	38.53%	37.56%	36.74%	39.55%	36.74%

END OF PERIOD BALANCES
Loans and leases	$618,785	$625,406	$625,172	$619,385	$610,880	$618,785	$610,880
Total earning assets	$1,231,128	$1,212,892	$1,177,475	$1,196,949	$1,160,371	$1,231,128	$1,160,371
Total assets	$1,342,313	$1,316,719	$1,292,104	$1,307,053	$1,278,657	$1,342,313	$1,278,657
Deposits	$1,165,393	$1,136,809	$1,121,280	$1,135,312	$1,111,811	$1,165,393	$1,111,811
Interest Bearing Liabilities	$926,598	$904,297	$898,116	$914,569	$908,590	$926,598	$908,590
Shareholders' equity	$147,341	$146,154	$138,864	$140,208	$134,536	$147,341	$134,536
Tier 1 Capital (Bank)	$142,997	$138,163	$134,215	$131,235	$117,944	$142,997	$117,944
Total Shares Outstanding	22,790,707	22,761,327	22,741,898	22,730,647	22,718,077	22,790,707	22,718,077

AVERAGE BALANCES
Loans and leases	$621,217	$624,921	$621,010	$615,994	$606,060	$620,811	$599,803
Total earning assets	$1,211,342	$1,190,561	$1,183,291	$1,176,825	$1,131,448	$1,190,599	$1,116,165
Total assets	$1,302,176	$1,283,384	$1,275,744	$1,270,661	$1,225,996	$1,283,078	$1,208,450
Deposits	$1,139,475	$1,130,807	$1,121,658	$1,124,633	$1,085,325	$1,129,191	$1,072,485
Interest Bearing Liabilities	$902,216	$903,648	$906,725	$917,079	$880,276	$907,368	$882,480
Shareholders' equity	$147,626	$140,619	$141,507	$135,971	$132,121	$141,460	$124,702

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended December 31,		Year Ended December 31,
Dollars in thousands (except per share data)	2015	2014	2015	2014

Interest Income
Interest and fees on loans	$7,201	$7,096	$29,012	$28,451
Interest on investment securities-
Tax-exempt	290	279	1,116	1,171
Taxable	2,507	2,275	9,808	8,815
Interest on balances due from banks	41	16	105	102
Total interest income	10,039	9,666	40,041	38,539

Interest Expense
Interest on deposits	533	686	2,359	3,109
Interest on borrowed funds	178	178	707	729
Total interest expense	711	864	3,066	3,838

Net Interest Income	9,328	8,802	36,975	34,701
Provision For Loan Losses	(2,000)	-	(3,000)	(500)

Net Interest Income After Provision For Loan Losses	11,328	8,802	39,975	35,201

Other Income
Income from wealth management services	1,152	1,253	4,728	4,749
Service charges and other fees	1,115	1,025	4,173	3,979
Debit Card income	689	586	2,438	2,174
Net gain (loss) on sales of securities	124	90	398	(654)
Net gain (loss) on other real estate owned	(36)	18	(284)	(946)
Origination fees on mortgage loans sold	129	148	579	378
Bank Owned Life Insurance income	362	354	1,353	1,416
Other real estate owned rent	12	72	217	436
Other	372	434	1,725	1,821
Total other income	3,919	3,980	15,327	13,353

Other Expenses
Salaries and employee benefits	5,777	6,075	23,095	23,238
Occupancy expense	696	696	2,770	2,736
Equipment expense	794	725	3,026	2,727
Marketing expense	283	199	1,104	839
Professional fees	523	512	2,130	2,132
Other real estate owned expense	8	160	372	1,047
FDIC deposit insurance assessment	175	414	1,230	1,949
Bonding and other insurance expense	206	258	866	1,035
Telephone expense	105	119	422	474
Other	918	657	3,185	2,490
Total other expenses	9,485	9,815	38,200	38,667

Profit Before Income Taxes	5,762	2,967	17,102	9,887
Income Tax Expense	1,748	818	5,020	2,572
Net Profit	$4,014	$2,149	$12,082	$7,315

Basic Earnings Per Common Share	$0.18	$0.09	$0.53	$0.33

Diluted Earnings Per Common Share	$0.18	$0.09	$0.53	$0.33

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	December 31, 2015	December 31, 2014
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$14,996	$15,957
Interest bearing	70,054	36,165
Total cash and cash equivalents	85,050	52,122

Securities - Held to Maturity	41,282	32,613
Securities - Available for Sale	496,859	473,176
Federal Home Loan Bank stock - at cost	4,148	7,537
Loans held for sale	1,477	548

Loans	617,308	610,332
Allowance for Loan Losses	(10,896)	(13,208)
Loans - Net	606,412	597,124

Accrued interest receivable and other assets	23,365	29,465
Other Real Estate Owned	2,383	5,615
Bank Owned Life Insurance	53,093	51,825
Premises and Equipment - Net	28,244	28,632
Total assets	$1,342,313	$1,278,657

Liabilities
Deposits:
Non-interest bearing	$253,795	$218,221
Interest-bearing	911,598	893,590
Total deposits	1,165,393	1,111,811

Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	14,579	17,310
Total liabilities	1,194,972	1,144,121

Shareholders' Equity
Common stock (no par value)	23,492	23,037
Retained Earnings	126,214	114,132
Unearned Compensation	(13)	-
Accumulated other comprehensive income (loss)	(2,352)	(2,633)
Total shareholders' equity	147,341	134,536
Total liabilities and shareholders' equity	$1,342,313	$1,278,657

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Julian J. Broggio
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	julian.broggio@mbandt.com